     For Immediate Release
     March 10, 2014

Aleris Reports Fourth Quarter and Full Year 2013 Results
CLEVELAND, Ohio – March 10, 2014 – Aleris Corporation today reported results for the three and twelve months ended December 31, 2013.

Fourth Quarter 2013 Summary

▪	Net loss attributable to Aleris Corporation of $29 million and Adjusted EBITDA of $26 million
▪Higher automotive volumes in North America and Europe
▪Global aerospace volumes impacted by customer destocking

▪	North American rolled products volumes down

▪	Quality and delivery improvement focus led to increased maintenance spending

▪	Inventory reduction initiatives drove unfavorable cost absorption

▪	Continued narrow scrap spreads and price pressure impacted North American rolled products margins

▪	SG&A expenses decreased 17 percent driven by cost reduction initiatives

▪	Achieved AS 9100 certification for the production of aircraft material at our Zhenjiang rolling mill

▪	Liquidity of $443 million as of December 31, 2013

First Quarter 2014 Outlook

▪	Significant sequential performance improvement expected

▪	Automotive light weighting impact on aluminum demand expected to exceed prior year

▪	Pockets of modest improvement in European regional demand

▪	Aerospace volumes continue to be impacted by customer destocking

▪	Drastic weather conditions in North America impacting production, logistics and demand

▪	Low LME prices continuing to pressure scrap and metal spreads; historical highs in Midwest Premium differential impacting demand for North American rolled products

“We remain diligent in executing our strategic growth initiatives, securing strong volumes from increased automotive demand through our expanded Duffel, Belgium facility and attaining a key qualification to pave the way for the production of aircraft material at our new state-of-the-art plate mill in Zhenjiang, China,” Aleris Chairman and CEO Steve Demetriou said.  “Despite our best efforts, however, 2013 was a disappointing year and we are sharply focused on improving productivity and driving better performance in 2014.  We are also extremely excited about our agreement to acquire Nichols  Aluminum as we believe it will enhance our ability to serve customers in North America, and we look forward to transitioning the Nichols employees and operations into Aleris when the transaction clears customary regulatory approvals.”

	For the three months ended		For the years ended
	December 31,		December 31,
	2013	2012	2013	2012
(Dollars in millions, metric tons in thousands)	(unaudited)
Metric tons invoiced	464	464	1,949	1,975
Revenue	$1,021	$1,020	$4,332	$4,412
Commercial margin	$397	$398	$1,685	$1,689
Segment income	$40	$60	$294	$352
Net (loss) income attributable to Aleris Corporation	$(29)	$(7)	$(37)	$108
Adjusted EBITDA	$26	$45	$236	$294

Fourth Quarter 2013 Results
Adjusted EBITDA totaled $26 million for the fourth quarter of 2013 compared to $45 million for the fourth quarter of 2012. Fourth quarter results were impacted by the following:

▪	low aluminum prices drove tighter scrap spreads reducing Adjusted EBITDA by approximately $3 million;

▪	lower rolling margins for certain North American rolled products and European extruded products reduced Adjusted EBITDA by approximately $4 million;

▪
higher maintenance spending and inventory reduction efforts in Rolled Products North America led to lower production levels and less costs being absorbed into inventory. In addition, lower demand from the transportation industry offset the positive impacts of higher auto body sheet demand in Europe. The combination of production levels, sales volume and product mix decreased Adjusted EBITDA by approximately $12 million;

▪	a weaker U.S. dollar reduced Adjusted EBITDA by approximately $1 million; and

▪	productivity gains, lower incentive compensation, selling, general and administrative cost savings initiatives and personnel reductions totaling $9 million more than offset $7 million of inflation.
Net loss attributable to Aleris Corporation for the fourth quarter of 2013 was $29 million compared to a net loss of $7 million for the fourth quarter of 2012. In addition to the impact of lower Adjusted EBITDA, the $22 million increase in net loss resulted from the following:

▪
an $8 million increase in interest expense associated with the issuance of $500 million 7 7/8% senior notes in October 2012, increased China Loan Facility borrowings and decreased capitalized interest;

▪	an $11 million increase in depreciation expense as many of the Company’s capital investments were recently placed into operation; and

▪	a $7 million reduction in unrealized gains on derivative financial instruments.
Partially offsetting these unfavorable items were;

▪	a $12 million decrease in the provision for income taxes;

▪	a $9 million reduction in restructuring charges; and

▪	a $6 million decrease in start-up expenses.
In the fourth quarter of 2013, cash provided by operating activities totaled $49 million, substantially funding capital expenditures of $55 million.

Aleris had $443 million of liquidity at December 31, 2013, which consisted of $383 million of availability under the ABL Facility plus $60 million of cash on hand.
Rolled Products North America (“RPNA”)
RPNA’s segment income decreased to $4 million in the fourth quarter of 2013 from $26 million in the fourth quarter of 2012. Segment Adjusted EBITDA decreased to $2 million in the fourth quarter of 2013 from $23 million in the fourth quarter of 2012. Performance drivers included:

▪
a 6 percent decline in shipped volume and lower production decreased segment Adjusted EBITDA by $17 million. The decrease in volume was primarily due to lower demand from the transportation industry following record demand in the prior year period. In addition, inventory reduction efforts, while generating significant cash flow in the quarter, also reduced Adjusted EBITDA as near term production costs could not be adjusted to reflect the lower production levels;

▪	tighter scrap spreads resulting from low aluminum prices and an increased use of primary aluminum due to limited scrap availability reduced segment Adjusted EBITDA by $3 million;

▪	continued pricing pressure negatively impacted segment Adjusted EBITDA by $3 million; and

▪
inflation in employee costs, energy, freight and paint of $1 million was more than offset by productivity savings of $4 million from the new Ashville, Ohio wide coating line and Aleris Operating System initiatives.

The decrease in segment income was driven by the factors that drove the decrease in segment Adjusted EBITDA, as well as a $1 million unfavorable variance in metal price lag.
Rolled Products Europe (“RPEU”)
RPEU’s segment income was $17 million in the fourth quarter of 2013 compared to $18 million in the fourth quarter of 2012. Segment Adjusted EBITDA decreased to $14 million in the fourth quarter of 2013 from $17 million in the fourth quarter of 2012. Performance drivers included:

▪
volumes increased 5% as the new Duffel, Belgium cold mill drove a 48% increase in auto body sheet volumes, more than offsetting a 7% decline in aerospace volume, and increasing Adjusted EBITDA by $3 million; and

▪	inflation in employee and energy costs, coupled with higher repair and maintenance spending more than offset gross productivity savings and resulted in a $6 million decrease in Adjusted EBITDA.
The decrease in segment income was driven by the factors that drove the decrease in segment Adjusted EBITDA, partially offset by a $2 million favorable variance in metal price lag.
Rolled Products Asia Pacific (“RPAP”)
RPAP continued to ramp-up production and shipped approximately 1,600 tons of plate during the fourth quarter of 2013. RPAP generated revenue of $7 million, including $4 million of third party sales. Losses in excess of revenue are considered start-up expenses, and as a result, are not included in RPAP’s segment Adjusted EBITDA or segment income.
Extrusions
The Extrusions segment posted break-even segment income and segment Adjusted EBITDA in the fourth quarters of 2013 and 2012. Volume increased 7 percent as increased demand for automotive products offset the impact of the continued weakness in European demand for building and construction and engineered products. Productivity savings offset inflation in cash conversion costs.
Recycling and Specification Alloys North America (“RSAA”)
RSAA’s segment income and segment Adjusted EBITDA increased to $15 million in the fourth quarter of 2013 from $13 million in the fourth quarter of 2012. Performance drivers included:

▪
a 2 percent increase in overall volume and an improved mix of buy and sell volume resulted in a $2 million increase in segment Adjusted EBITDA. The increase in volume was primarily driven by improved demand for specification alloys from the North American automotive industry; and

▪
productivity gains related to furnace and scrap optimization initiatives continued to contribute to the segment’s performance. However, these gains were offset by inflation in labor costs and higher repair and maintenance spending.

Recycling and Specification Alloys Europe (“RSEU”)
RSEU’s segment income and segment Adjusted EBITDA increased to $4 million in the fourth quarter of 2013 from $2 million in the fourth quarter of 2012. Despite a 4 percent reduction in volume primarily due to limited scrap availability in our recycling business, segment Adjusted EBITDA increased as a result of productivity gains realized during the quarter.
Full Year Results
Key financial highlights for the twelve months ended December 31, 2013 include:

▪
revenues of approximately $4.3 billion compared to approximately $4.4 billion for the prior year period. The decrease was attributable to lower aluminum prices, pricing pressures and lower volume, partially offset by an improved mix of products sold and a weaker U.S. dollar;

▪
adjusted EBITDA decreased to $236 million from $294 million during the prior year period as a result of tighter scrap and metal spreads, lower rolling margins, lower overall volume and the impact of inventory reduction initiatives. Partially offsetting these items were productivity savings, as well as the benefits of previously implemented cost savings initiatives, selling, general and administrative personnel reductions and lower incentive compensation, which more than offset inflation;

▪
net loss attributable to Aleris Corporation was approximately $37 million compared to net income of approximately $108 million for the prior year period. The decrease was driven by the factors that drove the decrease in Adjusted EBITDA, as well as increased depreciation, interest and start-up expenses, partially offset by a decrease in income taxes;

▪
cash provided by operating activities totaled $32 million compared to cash provided by operating activities of $153 million during the prior year period. The decrease was primarily due to the reduction in earnings as well as restructuring payments and the settlement of an income tax audit by a non-U.S. taxing jurisdiction; and

▪	capital expenditures decreased to $238 million from $390 million during the prior year period as many of the Company’s projects have been placed into operation or are near completion.

First Quarter 2014 Outlook
We estimate first quarter 2014 segment income and adjusted EBITDA will be sequentially higher than the fourth quarter of 2013 and lower than the first quarter of 2013. Factors influencing anticipated first quarter 2014 performance include:

▪
while higher build rates are anticipated in the future, aircraft manufacturers are looking to shed excess plate inventories before increasing buying patterns to meet the longer term increase in demand associated with record backlogs;

▪
demand for autobody sheet is expected to continue to increase along with higher regional European demand, which should drive further profitability and partially offset the impact of lower aerospace volume;

▪	the difficult North American winter is expected to have a negative impact on volume and scrap availability in the first quarter of 2014; and

▪	low LME prices will keep pressure on scrap and metal spreads and the volatility associated with the Midwest premium is disrupting customer order patterns in the first quarter of 2014.
Capital expenditures during the first quarter of 2014 are expected to be lower than the fourth quarter of 2013 as we return to more normalized levels. We currently estimate capital spending of $165 million in 2014.
Conference Call and Webcast Information
Aleris will hold a conference call and webcast on March 10, 2014 at 9:00 a.m. Eastern Time. Steven J. Demetriou, chairman and chief executive officer, and Sean M. Stack, executive vice president and chief financial officer, will host the call to discuss results.
The webcast can be accessed through the Company’s website, www.aleris.com. The conference call can be accessed by dialing 1-877-398-9483 or 1-760-298-5072 (for international callers) and referencing ID #5098333. A replay of the call will be posted on the Company’s website in the Investor Relations section.
Forward-Looking Statements
Certain statements in this press release are “forward-looking statements” within the meaning of the federal securities laws. Statements under headings with “Outlook” in the title and statements about our beliefs and expectations and statements containing the words “may,” “could,” “would,” “should,” “will,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “look forward to,”  “intend” and similar expressions intended to connote future events and circumstances constitute forward-looking statements. Forward-looking statements include statements about, among other things, future costs and prices of commodities, production volume, industry trends, demand for our products and services, anticipated cost savings, anticipated benefits from new products or facilities, and projected results of operations.  Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in or implied by any forward-looking statement. Some of the important factors that could cause actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the following: (1) our ability to successfully implement our business strategy; (2) the cyclical nature of the aluminum industry, material adverse changes in the aluminum industry or our end-use segments, such as global and regional supply and demand conditions for aluminum and aluminum products, and changes in our customers’ industries; (3) our ability to fulfill our substantial capital investment requirements; (4) variability in general economic conditions on a global or regional basis; (5) our ability to retain the services of certain members of our management; (6) our ability to enter into effective metal, natural gas and other commodity derivatives or arrangements with customers to manage effectively our exposure to commodity price fluctuations and changes in the pricing of metals, especially London Metal Exchange-based aluminum prices; (7) our internal controls over financial reporting and our disclosure controls and procedures may not prevent all possible errors that could occur; (8) increases in the cost of raw materials and energy; (9) the loss of order volume from any of our largest customers; (10) our ability to retain customers, a substantial number of whom do not have long-term contractual arrangements with us; (11) our ability to generate sufficient cash flows to fund our capital expenditure requirements and to meet our debt service obligations; (12) competitor pricing activity, competition of aluminum with alternative materials and the general impact of competition in the industry segments we serve; (13) risks of investing in and conducting operations on a global basis, including political, social, economic, currency and regulatory factors; (14) current environmental liabilities and the cost of compliance with and liabilities under health and safety laws; (15) labor relations (i.e., disruptions, strikes or work stoppages) and labor costs; (16) our levels of indebtedness and debt service obligations, including changes in our credit ratings, material increases in our cost of borrowing or the failure of financial institutions to fulfill their commitments to us under committed credit facilities; (17) our ability to access the credit and capital markets; (18) the possibility that we may incur additional indebtedness in the future; (19) limitations on operating our business as a result of covenant restrictions under our indebtedness; and (20) other factors discussed in our filings with the Securities and Exchange Commission, including the sections entitled “Risk Factors” contained therein. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether in response to new information, futures events or otherwise, except as otherwise required by law.
Non-GAAP Financial Measures
In addition to the results reported in accordance with GAAP, this press release includes information regarding certain non-GAAP financial measures. Management uses EBITDA, Adjusted EBITDA, segment Adjusted EBITDA, commercial margin and segment commercial margin as performance metrics and believes these measures provide additional information commonly used by the holders of the Senior Notes and parties to our ABL Facility with respect to the ongoing performance of our underlying business activities, as well as our ability to meet our future debt service, capital expenditures and working capital needs. In addition, EBITDA with certain adjustments is a component of certain covenants under the indentures governing Aleris International’s senior notes. Adjusted EBITDA, including the impacts of metal price lag, is a component of certain financial covenants under the credit agreement governing the ABL Facility. Management also uses commercial margin, including segment commercial margin, as a performance metric and believes that it provides useful information regarding the performance of our segments because it measures the price at which we sell our aluminum products above the hedged cost of the metal and the effects of metal price lag, thereby reflecting the value-added components of our commercial activities independent of aluminum prices which we cannot control.

Our EBITDA calculations represent net income and loss attributable to Aleris Corporation before interest income and expense, provision for and benefit from income taxes and depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding metal price lag, reorganization items, net, unrealized gains and losses on derivative financial instruments, restructuring items, the impact of recording inventory and other items at fair value through fresh-start and purchase accounting, currency exchange gains and losses on debt, stock-based compensation expense, start-up expenses, and certain other gains and losses. Segment Adjusted EBITDA represents Adjusted EBITDA on a per segment basis. EBITDA as defined in the indentures governing Aleris International’s senior notes also limits the amount of adjustments for cost savings, operational improvement and synergies for the purpose of determining our compliance with such covenants.

Adjusted EBITDA as defined under the ABL Facility also limits the amount of adjustments for restructuring charges incurred after June 1, 2010 and requires additional adjustments be made if certain annual pension funding levels are exceeded. Commercial margin represents revenues less the hedged cost of metal and the effects of metal price lag. Segment commercial margin represents commercial margin on a per segment basis.

EBITDA, Adjusted EBITDA, segment Adjusted EBITDA, commercial margin and segment commercial margin, as we use them, may not be comparable to similarly titled measures used by other companies. We calculate EBITDA, Adjusted EBITDA and segment Adjusted EBITDA by eliminating the impact of a number of items we do not consider indicative of our ongoing operating performance. You are encouraged to evaluate each adjustment and the reasons we consider it appropriate for supplemental analysis. However, EBITDA, Adjusted EBITDA, segment Adjusted EBITDA, commercial margin and segment commercial margin are not financial measurements recognized under GAAP, and when analyzing our operating performance, investors should use EBITDA, Adjusted EBITDA, segment Adjusted EBITDA, commercial margin and segment commercial margin in addition to, and not as an alternative for, net income and loss attributable to Aleris Corporation, operating income and loss, or any other performance measure derived in accordance with GAAP, or in addition to, and not as an alternative for, cash flow from operating activities as a measure of our liquidity. EBITDA, Adjusted EBITDA, segment Adjusted EBITDA, commercial margin and segment commercial margin have limitations as analytical tools, and they should not be considered in isolation, or as a substitute for, or superior to, our measures of financial performance prepared in accordance with GAAP.
About Aleris

Aleris is a privately held, global leader in aluminum rolled products and extrusions, aluminum recycling and specification alloy production. Headquartered in Cleveland, Ohio, Aleris operates 39 production facilities in North America, Europe and Asia. For more information, visit www.aleris.com.
……………………………………………………………………………………………………………
The information disclosed in this press release is believed by Aleris to be accurate as of the date hereof. Aleris expressly disclaims any duty to update the information contained in this press release. Persons engaging in any transactions with Aleris or in Aleris’s securities are cautioned that there may exist other material information regarding Aleris that is not publicly available.

Investor Contact:    Eric Rychel
Phone: 216-910-3229

Media Contact:    Shannon Bennett
Phone: 216-910-3664

Aleris Corporation

Consolidated Statements of Operations
(unaudited)
(in millions, except per share data)

	For the three months ended		For the years ended
	December 31,		December 31,
	2013	2012	2013	2012
Revenues	$1,021.4	$1,020.2	$4,332.5	$4,412.4
Cost of sales	975.5	928.7	4,042.7	3,947.2
Gross profit	45.9	91.5	289.8	465.2
Selling, general and administrative expenses	61.7	74.0	238.1	269.0
Restructuring (gains) charges	(0.6)	8.5	10.7	9.6
Gains on derivative financial instruments	(5.0)	(4.5)	(26.4)	(1.3)
Other operating expense, net	0.8	—	1.2	1.1
Operating (loss) income	(11.0)	13.5	66.2	186.8
Interest expense, net	26.0	18.5	97.9	52.4
Other expense, net	3.4	1.7	7.0	2.0
(Loss) income before income taxes	(40.4)	(6.7)	(38.7)	132.4
(Benefit from) provision for income taxes	(11.6)	(0.1)	(2.6)	25.4
Net (loss) income	(28.8)	(6.6)	(36.1)	107.0
Net income (loss) attributable to noncontrolling interest	0.2	0.3	1.0	(0.5)
Net (loss) income attributable to Aleris Corporation	$(29.0)	$(6.9)	$(37.1)	$107.5

Net (loss) income available to common stockholders	$(29.1)	$(9.4)	$(37.5)	$101.8
Basic (loss) earnings per share	$(0.93)	$(0.30)	$(1.20)	$3.28
Diluted (loss) earnings per share	$(0.93)	$(0.30)	$(1.20)	$3.08
Dividend declared per common share	$—	$—	$10.00	$—

Aleris Corporation
Operating and Segment Information
(unaudited)
(in millions)

	For the three months ended		For the years ended
	December 31,		December 31,
	2013	2012	2013	2012

Segment income (loss):
RPNA	$4.2	$26.3	$81.8	$117.6
RPEU	17.1	18.3	132.1	144.6
RPAP	—	—	(0.2)	—
Extrusions	(0.2)	(0.1)	11.7	16.4
RSAA	14.8	13.2	54.0	53.6
RSEU	4.2	2.0	14.3	19.4
Total segment income	40.1	59.7	293.7	351.6

Depreciation and amortization	(36.2)	(25.6)	(129.5)	(84.8)
Corporate general and administrative expenses, excluding depreciation, amortization, start-up expenses and other expenses	(14.7)	(14.3)	(50.8)	(56.3)
Restructuring gains (charges)	0.6	(8.5)	(10.7)	(9.6)
Interest expense, net	(26.0)	(18.5)	(97.9)	(52.4)
Unallocated gains on derivative financial instruments	3.6	11.1	0.6	13.9
Unallocated currency exchange (losses) gains	(1.9)	0.5	(4.6)	0.2
Start-up expenses	(4.9)	(10.5)	(35.8)	(28.1)
Other expense, net	(1.0)	(0.6)	(3.7)	(2.1)
(Loss) income before income taxes	$(40.4)	$(6.7)	$(38.7)	$132.4

Aleris Corporation
Operating and Segment Information
(unaudited)
(Dollars in millions, except per ton measures, metric tons in thousands)

	For the three months ended		For the years ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Invoiced metric tons:
RPNA	84.7	90.1	372.3	395.7
RPEU (1)	79.6	76.1	345.4	298.9
RPAP	1.6	—	4.8	—
Extrusions	15.8	14.8	69.1	68.2
RSAA	209.4	205.6	857.4	868.2
RSEU	85.7	89.1	364.4	385.0
Intersegment shipments	(12.6)	(11.5)	(64.2)	(41.3)
Total invoiced metric tons	464.2	464.2	1,949.2	1,974.7

(1) The Voerde, Germany cast house was acquired on August 1, 2012. For comparability purposes, invoiced metric tons for the years ended December 31, 2013 and 2012 and the three months ended December 31, 2012, excluding shipments from the Voerde cast house for the seven months ended July 31, 2013 and to the Zhenjiang rolling mill for the three months ended December 31, 2012 and the year ended December 31, 2013, were 313.7, 298.0 and 75.6, respectively. Shipments to the Zhenjiang rolling mill consisted of semi-finished plate.

Revenues:
RPNA	$263.8	$296.4	$1,194.8	$1,299.7
RPEU	339.1	316.2	1,443.2	1,324.9
RPAP	7.0	—	20.7	—
Extrusions	82.0	80.7	355.2	357.4
RSAA	232.9	215.2	938.4	947.6
RSEU	131.3	145.0	561.1	601.9
Intersegment revenues	(34.7)	(33.3)	(180.9)	(119.1)
Total revenues	$1,021.4	$1,020.2	$4,332.5	$4,412.4

Segment commercial margin:
RPNA	$95.7	$111.2	$447.2	$479.3
RPEU	145.2	136.3	605.2	570.7
RPAP	—	—	(0.3)	—
Extrusions	37.6	37.0	160.8	158.7
RSAA	72.9	69.8	290.5	293.1
RSEU	45.8	43.9	182.0	186.0
Total segment commercial margin	$397.2	$398.2	$1,685.4	$1,687.8

Segment commercial margin per metric ton:
RPNA	$1,130.1	1,233.0	1,201.3	1,211.1
RPEU	1,823.2	1,790.6	1,752.2	1,909.5
RPAP	*	—	*	—
Extrusions	2,380.9	2,496.7	2,329.0	2,327.4
RSAA	348.1	339.6	338.8	337.6
RSEU	534.5	492.2	499.4	483.0

Segment Adjusted EBITDA:
RPNA	$1.8	$23.0	$76.2	$111.1
RPEU	14.0	17.4	115.3	136.7
RPAP	—	—	(0.2)	—
Extrusions	0.4	—	11.0	13.8
RSAA	14.8	13.2	54.0	53.6
RSEU	4.2	2.0	14.3	19.4
Corporate	(9.1)	(10.6)	(34.4)	(41.0)
Total Adjusted EBITDA	$26.1	$45.0	$236.2	$293.6

Segment Adjusted EBITDA per metric ton:
RPNA	$21.0	$254.6	$204.6	$280.9
RPEU (2)	176.3	229.1	333.9	457.4
RPAP	*	—	*	—
Extrusions	25.0	1.8	159.2	202.3
RSAA	70.7	64.1	62.9	61.7
RSEU	49.5	22.7	39.3	50.4
Aleris Corporation	56.2	97.0	121.2	148.8

(2) For comparability purposes, Adjusted EBITDA per metric ton for the years ended December 31, 2013 and 2012 and the three months ended December 31, 2012, excluding shipments from the Voerde cast house for the seven months ended July 31, 2013 and to the Zhenjiang rolling mill for the three months ended December 31, 2012 and the year ended December 31, 2013, was $367.6, $458.7 and $230.6, respectively.

* Result is not meaningful.

Aleris Corporation
Operating and Segment Information
(unaudited)
(Dollars in millions, except per ton measures, metric tons in thousands)

	2013				2012
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
Invoiced metric tons:
RPNA	94.8	100.7	92.0	84.7	97.7	105.3	102.4	90.1
RPEU (1)	89.9	90.0	85.8	79.6	72.7	71.5	78.5	76.1
RPAP	0.1	1.1	1.9	1.6	—	—	—	—
Extrusions	17.4	18.4	17.4	15.8	18.6	18.1	16.8	14.8
RSAA	217.2	214.7	216.1	209.4	226.4	225.0	211.1	205.6
RSEU	94.8	93.9	90.0	85.7	103.5	96.9	95.5	89.1
Intersegment shipments	(19.3)	(17.5)	(14.4)	(12.6)	(9.1)	(9.6)	(10.9)	(11.5)
Total invoiced metric tons	494.9	501.3	488.8	464.2	509.8	507.2	493.4	464.2

(1) RPEU metric tons reconciliation
RPEU metric tons invoiced	89.9	90.0	85.8	79.6	72.7	71.5	78.5	76.1
Excluding shipments:
From Voerde cast house	(12.6)	(8.9)	(4.9)	**	—	—	**	**
To Zhenjiang rolling mill	(3.6)	(1.5)	—	—	—	—	(0.4)	(0.5)
RPEU adjusted metric tons invoiced	73.7	79.6	80.9	79.6	72.7	71.5	78.1	75.6

** The Voerde, Germany cast house was acquired on August 1, 2012. For comparability purposes, shipments from the Voerde cast house during the seven months ended July 31, 2013 are excluded from this table. In addition, the shipments of semi-finished plate to the Zhenjiang rolling mill have been excluded.

Revenues:
RPNA	$314.3	$323.2	$293.6	$263.8	$325.1	$349.3	$328.8	$296.4
RPEU	369.2	378.6	356.2	339.1	339.1	339.1	330.6	316.2
RPAP	0.7	5.0	7.9	7.0	—	—	—	—
Extrusions	89.0	94.0	90.1	82.0	95.4	92.3	89.1	80.7
RSAA	238.4	234.6	232.5	232.9	255.5	257.8	219.1	215.2
RSEU	155.7	139.6	134.6	131.3	154.4	159.6	142.8	145.0
Intersegment revenues	(57.2)	(47.4)	(41.5)	(34.7)	(29.0)	(27.4)	(29.4)	(33.3)
Total revenues	$1,110.1	$1,127.6	$1,073.4	$1,021.4	$1,140.5	$1,170.7	$1,081.0	$1,020.2

Aleris Corporation
Operating and Segment Information
(unaudited)
(Dollars in millions, except per ton measures, metric tons in thousands)

	2013				2012
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
Segment commercial margin:
RPNA	$116.5	$123.5	$111.5	$95.7	$118.5	$126.0	$123.6	$111.2
RPEU	149.1	161.0	150.0	145.2	142.6	143.1	148.7	136.3
RPAP	—	—	—	—	—	—	—	—
Extrusions	38.5	43.4	41.3	37.6	41.5	40.4	39.9	37.0
RSAA	69.8	71.8	75.9	72.9	78.2	75.4	69.7	69.8
RSEU	46.9	44.7	44.6	45.8	50.1	47.8	44.2	43.9
Total segment commercial margin	$420.8	$444.4	$423.3	$397.2	$430.9	$432.7	$426.1	$398.2

Segment commercial margin per metric ton:
RPNA	$1,228.7	$1,226.1	$1,211.4	$1,130.1	$1,211.4	$1,196.3	$1,206.9	$1,233.0
RPEU	1,657.9	1,787.8	1,747.8	1,823.2	1,959.7	2,001.6	1,894.4	1,790.6
RPAP	*	*	*	*	—	—	—	—
Extrusions	2,211.8	2,356.6	2,369.9	2,380.9	2,238.6	2,238.3	2,371.9	2,496.7
RSAA	321.5	334.3	351.5	348.1	345.5	334.9	330.0	339.6
RSEU	495.0	476.0	495.1	534.5	483.9	493.2	463.2	492.2

Segment Adjusted EBITDA:
RPNA	$23.4	$30.7	$20.4	$1.8	$25.1	$33.4	$29.7	$23.0
RPEU	33.6	34.5	33.1	14.0	39.1	40.3	39.8	17.4
RPAP	(0.3)	—	—	—	—	—	—	—
Extrusions	2.4	3.9	4.3	0.4	5.6	4.1	4.1	—
RSAA	10.4	13.0	15.7	14.8	16.7	14.6	9.2	13.2
RSEU	3.3	3.1	3.7	4.2	6.8	5.9	4.7	2.0
Corporate	(8.3)	(7.2)	(9.6)	(9.1)	(12.8)	(8.6)	(9.1)	(10.6)
Total Adjusted EBITDA	$64.5	$78.0	$67.6	$26.1	$80.5	$89.7	$78.4	$45.0

Segment Adjusted EBITDA per metric ton:
RPNA	$246.3	$304.6	$221.3	$21.0	$256.6	$317.0	$290.0	$254.6
RPEU	374.1	383.6	386.0	176.3	537.6	563.7	507.4	229.1
RPEU excluding shipments from our Voerde cast house and to the Zhenjiang rolling mill (1)	456.6	434.0	409.3	176.4	—	—	509.8	230.6
RPAP	*	*	*	*	—	—	—	—
Extrusions	137.1	210.5	248.7	25.0	299.5	228.1	243.7	1.8
RSAA	48.0	60.5	72.8	70.7	73.7	64.7	43.4	64.1
RSEU	34.3	33.3	41.2	49.5	65.5	61.1	49.2	22.7
Aleris Corporation	130.4	155.5	138.4	56.2	157.9	176.8	158.9	97.0

(1) Adjusted EBITDA per metric ton excludes shipments from the Voerde cast house during the seven months ended July 31, 2013 and shipments of semi-finished plate to the Zhenjiang rolling mill.
* Result is not meaningful.

Aleris Corporation

Consolidated Balance Sheet
(unaudited)
(in millions, except share and per share data)

ASSETS	December 31, 2013	December 31, 2012
Current Assets
Cash and cash equivalents	$60.1	$592.9
Accounts receivable (net of allowances of $7.7 and $8.1 at December 31, 2013 and 2012, respectively)	376.9	384.0
Inventories	683.4	683.4
Deferred income taxes	7.1	12.9
Prepaid expenses and other current assets	31.5	26.3
Total Current Assets	1,159.0	1,699.5
Property, plant and equipment, net	1,157.7	1,077.0
Intangible assets, net	43.5	45.6
Deferred income taxes	45.2	36.8
Other long-term assets	67.5	59.3
Total Assets	$2,472.9	$2,918.2

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$303.2	$341.2
Accrued liabilities	200.9	302.4
Deferred income taxes	3.9	12.0
Current portion of long-term debt	8.3	9.0
Total Current Liabilities	516.3	664.6
Long-term debt	1,229.1	1,218.9
Deferred income taxes	4.4	8.8
Accrued pension benefits	228.5	258.2
Accrued postretirement benefits	40.9	52.0
Other long-term liabilities	79.3	75.9
Total Long-Term Liabilities	1,582.2	1,613.8
Redeemable noncontrolling interest	5.7	5.7
Stockholders’ Equity
Common stock; par value $.01; 45,000,000 shares authorized and 31,229,064 and 31,097,272 shares issued at December 31, 2013 and 2012, respectively	0.3	0.3
Preferred stock; par value $.01; 1,000,000 shares authorized; none issued	—	—
Additional paid-in capital	401.9	573.9
Retained (deficit) earnings	(47.6)	122.1
Accumulated other comprehensive income (loss)	13.8	(62.4)
Total Aleris Corporation Equity	368.4	633.9
Noncontrolling interest	0.3	0.2
Total Equity	368.7	634.1
Total Liabilities and Equity	$2,472.9	$2,918.2

Aleris Corporation

Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	For the three months ended		For the years ended
	December 31,		December 31,
	2013	2012	2013	2012
Operating activities
Net (loss) income	$(28.8)	$(6.6)	$(36.1)	$107.0
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	36.2	25.6	129.5	84.8
(Benefit from) provision for deferred income taxes	(14.8)	2.1	(13.7)	10.4
Stock-based compensation expense	3.1	3.3	14.3	11.4
Unrealized gains on derivative financial instruments	(3.6)	(11.1)	(0.7)	(14.3)
Currency exchange losses (gains) on debt	1.5	(3.9)	3.9	(3.4)
Amortization of debt issuance costs	1.9	1.8	7.7	6.5
Other	0.9	2.6	(2.4)	1.5
Changes in operating assets and liabilities:
Change in accounts receivable	84.1	118.8	16.0	21.4
Change in inventories	47.5	(46.8)	15.7	(88.4)
Change in other assets	(7.5)	(25.4)	(20.5)	(33.1)
Change in accounts payable	(59.6)	(27.4)	(31.3)	42.3
Change in accrued liabilities	(11.7)	27.4	(50.5)	6.4
Net cash provided by operating activities	49.2	60.4	31.9	152.5
Investing activities
Payments for property, plant and equipment	(55.5)	(104.7)	(238.3)	(390.2)
Purchase of a business	—	—	—	(21.5)
Proceeds from the sale of property, plant and equipment	1.5	0.4	2.9	0.5
Other	0.1	0.3	—	0.1
Net cash used by investing activities	(53.9)	(104.0)	(235.4)	(411.1)
Financing activities
Proceeds from the ABL facility	10.0	—	30.3	—
Payments on the ABL facility	(10.0)	—	(30.3)	—
Proceeds from the issuance of 7 7/8% Senior Notes, net of discount of $8.7	—	491.3	—	491.3
Proceeds from the Zhenjiang term loans	—	42.4	0.2	130.9
Proceeds from the Zhenjiang revolver	—	—	4.1	—
Payments on Zhenjiang revolver	(4.1)	—	(4.1)	—
Net payments on other long-term debt	(2.5)	(2.2)	(5.2)	(0.2)
Debt issuance costs	—	(1.9)	—	(2.3)
Redemption of noncontrolling interest	—	—	(8.9)	—
Dividend paid	—	—	(313.0)	—
Other	(0.7)	(1.0)	(4.7)	(2.5)
Net cash (used) provided by financing activities	(7.3)	528.6	(331.6)	617.2
Effect of exchange rate differences on cash and cash equivalents	0.8	2.1	2.3	2.9
Net (decrease) increase in cash and cash equivalents	(11.2)	487.1	(532.8)	361.5
Cash and cash equivalents at beginning of period	71.3	105.8	592.9	231.4
Cash and cash equivalents at end of period	$60.1	$592.9	$60.1	$592.9

Aleris Corporation

Reconciliation of Adjusted EBITDA to
Net (Loss) Income Attributable to Aleris Corporation and
Cash Flows Provided by Operating Activities
(unaudited)
(in millions)

	For the three months ended		For the years ended
	December 31,		December 31,
	2013	2012	2013	2012
Adjusted EBITDA	$26.1	$45.0	$236.2	$293.6
Unrealized gains on derivative financial instruments	3.6	11.1	0.7	14.3
Impact of recording assets at fair value through fresh-start and purchase accounting	—	0.2	0.1	0.9
Restructuring gains (charges)	0.6	(8.5)	(10.7)	(9.6)
Unallocated currency exchange (losses) gains on debt	(1.6)	1.1	(2.9)	0.8
Stock-based compensation expense	(3.1)	(3.3)	(14.3)	(11.4)
Start-up expenses	(4.9)	(10.5)	(35.8)	(28.1)
Favorable metal price lag	4.9	4.0	23.0	16.0
Other	(4.0)	(2.0)	(8.6)	(6.4)
EBITDA	21.6	37.1	187.7	270.1
Interest expense, net	(26.0)	(18.5)	(97.9)	(52.4)
Benefit from (provision for) income taxes	11.6	0.1	2.6	(25.4)
Depreciation and amortization	(36.2)	(25.6)	(129.5)	(84.8)
Net (loss) income attributable to Aleris Corporation	(29.0)	(6.9)	(37.1)	107.5
Net income (loss) attributable to noncontrolling interest	0.2	0.3	1.0	(0.5)
Net (loss) income	(28.8)	(6.6)	(36.1)	107.0
Depreciation and amortization	36.2	25.6	129.5	84.8
(Benefit from) provision for deferred income taxes	(14.8)	2.1	(13.7)	10.4
Stock-based compensation expense	3.1	3.3	14.3	11.4
Unrealized gains on derivative financial instruments	(3.6)	(11.1)	(0.7)	(14.3)
Currency exchange losses (gains) on debt	1.5	(3.9)	3.9	(3.4)
Amortization of debt issuance costs	1.9	1.8	7.7	6.5
Other	0.9	2.6	(2.4)	1.5
Change in operating assets and liabilities:
Change in accounts receivable	84.1	118.8	16.0	21.4
Change in inventories	47.5	(46.8)	15.7	(88.4)
Change in other assets	(7.5)	(25.4)	(20.5)	(33.1)
Change in accounts payable	(59.6)	(27.4)	(31.3)	42.3
Change in accrued liabilities	(11.7)	27.4	(50.5)	6.4
Net cash provided by operating activities	$49.2	$60.4	$31.9	$152.5

Aleris Corporation

Reconciliation of Segment Income (Loss) to
Segment Adjusted EBITDA
(unaudited)
(in millions)

	For the three months ended		For the years ended
	December 31,		December 31,
	2013	2012	2013	2012
RPNA
Segment income	$4.2	$26.3	$81.8	$117.6
Favorable metal price lag	(2.4)	(3.4)	(5.6)	(6.4)
Segment Adjusted EBITDA (1)	$1.8	$23.0	$76.2	$111.1

RPEU
Segment income	$17.1	$18.3	$132.1	$144.6
Impact of recording amounts at fair value through fresh-start and purchase accounting	—	(0.2)	(0.1)	(0.8)
Favorable metal price lag	(3.1)	(0.7)	(16.6)	(7.1)
Segment Adjusted EBITDA (1)	$14.0	$17.4	$115.3	$136.7

RPAP
Segment loss	$—	$—	$(0.2)	$—
Segment Adjusted EBITDA (2)	—	—	(0.2)	—

Extrusions
Segment (loss) income	$(0.2)	$(0.1)	$11.7	$16.4
Impact of recording amounts at fair value through fresh-start and purchase accounting	—	—	—	(0.1)
Unfavorable (favorable) metal price lag	0.6	0.1	(0.7)	(2.6)
Segment Adjusted EBITDA (1)	$0.4	$—	$11.0	$13.8

RSAA
Segment income	$14.8	$13.2	$54.0	$53.6
Segment Adjusted EBITDA (2)	14.8	13.2	54.0	53.6

RSEU
Segment income	$4.2	$2.0	$14.3	$19.4
Segment Adjusted EBITDA (2)	4.2	2.0	14.3	19.4

(1) Amounts may not foot as they represent the calculated totals based on actual amounts and not the rounded amounts presented in this table.
(2) There was no difference between segment (loss) income and segment Adjusted EBITDA for this segment.

Aleris Corporation

Reconciliation of Segment Income (Loss) to
Segment Adjusted EBITDA
(unaudited)
(in millions)

	2013				2012
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
RPNA
Segment income	$23.5	$32.7	$21.5	$4.2	$26.1	$34.8	$30.3	$26.3
Favorable metal price lag	(0.1)	(2.0)	(1.2)	(2.4)	(1.0)	(1.4)	(0.6)	(3.4)
Segment Adjusted EBITDA (1)	$23.4	$30.7	$20.4	$1.8	$25.1	$33.4	$29.7	$23.0

RPEU
Segment income	$38.5	$39.4	$37.1	$17.1	$41.1	$42.7	$42.6	$18.3
Impact of recording amounts at fair value through fresh-start and purchase accounting	—	—	—	—	(0.3)	(0.2)	(0.2)	(0.2)
Favorable metal price lag	(4.8)	(4.8)	(4.0)	(3.1)	(1.7)	(2.1)	(2.6)	(0.7)
Segment Adjusted EBITDA (1)	$33.6	$34.5	$33.1	$14.0	$39.1	$40.3	$39.8	$17.4

RPAP
Segment loss	$(0.3)	$—	$—	$—	$—	$—	$—	$—
Segment Adjusted EBITDA (2)	(0.3)	—	—	—	—	—	—	—

Extrusions
Segment income	$3.0	$4.5	$4.3	$(0.2)	$6.0	$4.9	$5.6	$(0.1)
(Favorable) unfavorable metal price lag	(0.6)	(0.7)	—	0.6	(0.4)	(0.7)	(1.5)	0.1
Segment Adjusted EBITDA (1)	$2.4	$3.9	$4.3	$0.4	$5.6	$4.1	$4.1	$—

RSAA
Segment income	$10.4	$13.0	$15.7	$14.8	$16.7	$14.6	$9.2	$13.2
Segment Adjusted EBITDA (2)	10.4	13.0	15.7	14.8	16.7	14.6	9.2	13.2

RSEU
Segment income	$3.3	$3.1	$3.7	$4.2	$6.8	$5.9	$4.7	$2.0
Segment Adjusted EBITDA (2)	3.3	3.1	3.7	4.2	6.8	5.9	4.7	2.0

(1) Amounts may not foot as they represent the calculated totals based on actual amounts and not the rounded amounts presented in this table.
(2) There was no difference between segment (loss) income and segment Adjusted EBITDA for this segment.

Aleris Corporation

Reconciliation of Segment Revenues to
Segment Commercial Margin
(unaudited)
(in millions)

	For the three months ended		For the years ended
	December 31,		December 31,
	2013	2012	2013	2012
RPNA
Segment revenues	$263.8	$296.4	$1,194.8	$1,299.7
Hedged cost of metal	(165.7)	(181.8)	(742.0)	(814.0)
Favorable metal price lag	(2.4)	(3.4)	(5.6)	(6.4)
Segment commercial margin	$95.7	$111.2	$447.2	$479.3

RPEU
Segment revenues	$339.1	$316.2	$1,443.2	$1,324.9
Hedged cost of metal	(190.8)	(179.2)	(821.4)	(747.1)
Favorable metal price lag	(3.1)	(0.7)	(16.6)	(7.1)
Segment commercial margin	$145.2	$136.3	$605.2	$570.7

RPAP
Segment revenues	$7.0	$—	$20.7	$—
Hedged cost of metal	(7.0)	—	(21.0)	—
Segment commercial margin	$—	$—	$(0.3)	$—

Extrusions
Segment revenues	$82.0	$80.7	$355.2	$357.4
Hedged cost of metal	(45.0)	(43.8)	(193.7)	(196.1)
Unfavorable (favorable) metal price lag	0.6	0.1	(0.7)	(2.6)
Segment commercial margin	$37.6	$37.0	$160.8	$158.7

RSAA
Segment revenues	$232.9	$215.2	$938.4	$947.6
Hedged cost of metal	(160.0)	(145.4)	(647.9)	(654.5)
Segment commercial margin	$72.9	$69.8	$290.5	$293.1

RSEU
Segment revenues	$131.3	$145.0	$561.1	$601.9
Hedged cost of metal	(85.5)	(101.1)	(379.1)	(415.9)
Segment commercial margin	$45.8	$43.9	$182.0	$186.0

Aleris Corporation

Reconciliation of Segment Revenues to
Segment Commercial Margin
(unaudited)
(in millions)

	2013				2012
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
RPNA
Segment revenues	$314.3	$323.2	$293.6	$263.8	$325.1	$349.3	$328.8	$296.4
Hedged cost of metal	(197.7)	(197.7)	(180.9)	(165.7)	(205.6)	(221.9)	(204.6)	(181.8)
Favorable metal price lag	(0.1)	(2.0)	(1.2)	(2.4)	(1.0)	(1.4)	(0.6)	(3.4)
Segment commercial margin	$116.5	$123.5	$111.5	$95.7	$118.5	$126.0	$123.6	$111.2

RPEU
Segment revenues	$369.2	$378.6	$356.2	$339.1	$339.1	$339.1	$330.6	$316.2
Hedged cost of metal	(215.3)	(212.8)	(202.2)	(190.8)	(194.8)	(193.9)	(179.3)	(179.2)
Favorable metal price lag	(4.8)	(4.8)	(4.0)	(3.1)	(1.7)	(2.1)	(2.6)	(0.7)
Segment commercial margin	$149.1	$161.0	$150.0	$145.2	$142.6	$143.1	$148.7	$136.3

RPAP
Segment revenues	$0.7	$5.0	$7.9	$7.0	$—	$—	$—	$—
Hedged cost of metal	(0.1)	(5.0)	(7.9)	(7.0)	—	—	—	—
Segment commercial margin	$(0.3)	$—	$—	$—	$—	$—	$—	$—

Extrusions
Segment revenues	$89.0	$94.0	$90.1	$82.0	$95.4	$92.3	$89.1	$80.7
Hedged cost of metal	(49.9)	(49.9)	(48.8)	(45.0)	(53.5)	(51.2)	(47.7)	(43.8)
(Favorable) unfavorable metal price lag	(0.6)	(0.7)	—	0.6	(0.4)	(0.7)	(1.5)	0.1
Segment commercial margin	$38.5	$43.4	$41.3	$37.6	$41.5	$40.4	$39.9	$37.0

RSAA
Segment revenues	$238.4	$234.6	$232.5	$232.9	$255.5	$257.8	$219.1	$215.2
Hedged cost of metal	(168.6)	(162.8)	(156.6)	(160.0)	(177.3)	(182.4)	(149.4)	(145.4)
Segment commercial margin	$69.8	$71.8	$75.9	$72.9	$78.2	$75.4	$69.7	$69.8

RSEU
Segment revenues	$155.7	$139.6	$134.6	$131.3	$154.4	$159.6	$142.8	$145.0
Hedged cost of metal	(108.8)	(94.9)	(90.0)	(85.5)	(104.3)	(111.8)	(98.6)	(101.1)
Segment commercial margin	$46.9	$44.7	$44.6	$45.8	$50.1	$47.8	$44.2	$43.9